TENZER GREENBLATT LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174

                                  April 3, 1996

Presstek, Inc.
8 Commercial Street
Hudson, New Hampshire 03051

Gentlemen:

     You have requested our opinion with respect to the public offering and sale pursuant to a Registration Statement (the "Registration Statement") on Form S-3, of Presstek, Inc. a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of (i) 5,000 shares (the "Offered Shares") of the common stock, $.01 par value, of the Company to be offered by the Company and (ii) 282,846 shares (the "Issued Shares") of common stock of the Company to be offered by certain selling stockholders who acquired their shares pursuant to private offerings by the Company consummated in January 1996.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Issued Shares have been duly and validly issued and are fully paid and nonassessable.

     2. The Offered Shares have been duly and validly authorized and when sold, paid for and issued, will be duly and validly issued and fully paid and nonassessable.


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Presstek, Inc.
April 3, 1996
Page 2

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                   Very truly yours,

                                               /s/ Tenzer Greenblatt LLP

                                                 TENZER GREENBLATT LLP